UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
April 16, 2010

Extreme Home Staging, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52595	14-1961383
(Commission File Number)	(IRS Employer Identification No.)

4507 15th Ave.
Brooklyn, NY 11219
(Address of Principal Executive Offices)      (Zip Code)

(917) 543-3699

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement

On April 16th 2010 (“Closing Date”), Extreme Home Staging,  Milka Fixler and Esther Ackerman, (collectively, the “Sellers”)  entered into a  Stock Purchase Agreement (the “Agreement”) with Marckensie Theresias,  (the “Purchaser”),  pursuant to which the Sellers, shareholders of the Company, sold an aggregate of 8,850,000 common shares which represents  63% of the issued and outstanding shares of  the Company, to the Purchaser.

The foregoing discussion provides only a brief description of the purchase agreement.  The discussion is qualified in its entirety by the full text of the agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.01 Changes in Control of Registrant.

Effective as of the close of business on  April 16, 2010,  Extreme Home Staging, (the Company)  Milka Fixler and Esther Ackerman, (collectively, the “Sellers”) and Marckensie Theresias, (the “Purchaser”) closed the Stock Purchase Agreement dated April 16, 2010 (the “Agreement”).  Pursuant to the Agreement, Markensie Theresias purchased 8,850,000 outstanding shares of the Company’s common stock and the Sellers received two hundred sixty six thousand six  hundred twenty  dollars ($266,620) for such purchase.
As a result of the Agreement, there was a change in control of the Company, and Markensie Theresias  acquired controlling interest of the Company from the Sellers. Markensie Theresias  obtained 63% beneficial ownership interest in the Company.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the Agreement, effective as of the close of business on April 16, 2010, Milka Fixler resigned from the Company’s Board of Directors and from her  positions as Chief Executive Officer, President, Chief Financial Officer and Secretary respectively.  In addition, Marckensie Theresias was appointed to the board of directors of the Company.  Moreover, effective as of April 16, 2010 Marckensie Theresias  became Chief Executive Officer and President of the Company, replacing Milka Fixler as Chief Executive Officer, President and Chief Financial Officer of the Company.

Marckensie Theresias has been President and Chief Executive Officer of Q Lotus Private Equity, Inc. from 2005 to the present time, building the company into a successful financial services enterprise. Marckensie Theresias was a director of Rapid Fitness, Inc. from August 7, 2008 to November 7,  2008.   He obtained his degree in Computer Engineering from Florida International University in 1998.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently did not enter into any employment agreement with our executive officer.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Common Stock Purchase Agreement by and between Extreme Home Staging, Inc., and Milka Fixler and Esther Ackerman as Sellers, and Marckensie Theresias, as Purchaser dated April 16, 2010..

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Extreme Home Staging, Inc.

Date: April 20, 2010	By:	/s/ Marckensie Therasias
Marckensie Therasias Chief Executive Officer